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                                                                  EXHIBIT 10(cc)


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                 THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (said corporation, together with its successors and assigns permitted under this Agreement, hereinafter referred to as the "Company"), and DON D. JORDAN (the "Executive"), dated this 25th day of February, 1997.


                         W  I  T  N  E  S  S  E  T  H:

                 WHEREAS, on June 4, 1994, the Company and the Executive entered into an Amended and Restated Employment Agreement (the "Prior Agreement") under which the Executive would receive certain employment rights and benefits; and

                 WHEREAS, the parties to said Prior Agreement desire to completely amend and restate said Prior Agreement to provide for the employment of the Executive through June 1, 1999 and for the consulting services of the Executive thereafter through June 1, 2000 on such terms and conditions as are set forth herein; and

                 WHEREAS, Section 15(A) of the Prior Agreement contemplates the amendment of the Prior Agreement with the mutual consent of the parties and the parties desire to amend and restate the Prior Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Prior Agreement shall be amended and restated in its entirety to read as follows:

         1.      Certain Definitions:

                 "ACCRUED OBLIGATIONS" shall have the meaning set forth in
Section 5(A)(i).

                 "AFFILIATED COMPANIES" shall mean and include any company controlled by, controlling or under common control with the Company within the meaning of Section 414(o) of the Code.

                 "ANNUAL BASE SALARY" shall mean the salary of the Executive provided for in Section 3(B)(i), as adjusted and in effect from time to time.

                 "BASE AMOUNT" shall mean the Executive's base amount, at the time of a Change of Control, within the meaning of Code Section 280G.

                 "BENEFICIARY" shall mean the person or persons, trustee or trustees of a trust, partnership, corporation, limited liability partnership, limited liability company or other entity named,





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in a writing filed with the Company, to receive any compensation or benefit payable hereunder following the Executive's death or, in the event no such person or entity is named or survives the Executive, his estate. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his Beneficiary, estate or other legal representative.

                 "BOARD" shall mean the Board of Directors of the Company.

                 "CAUSE" shall mean (i) repeated violations by the Executive of the Executive's obligations under Section 3(A) (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

                 A "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                          (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following shall not in and of themselves constitute a Change of
         Control: (i) any acquisition of securities of the Company made directly from the Company and approved by a majority of the directors then comprising the Incumbent Board (as defined below), (ii) any increase in the percentage of the Outstanding Company Common Stock or the Outstanding Company Voting Securities beneficially owned by such Person that results solely from the acquisition, purchase or redemption of securities of the Company by the Company so long as such action by the Company was approved by a majority of the directors then comprising the Incumbent Board, unless and until such Person shall thereafter otherwise acquire or become the beneficial owner of additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
         (iii) of paragraph (c) hereof; or

                          (b) Individuals who, as of January 1, 1997, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then





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         comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                          (c) Consummation of a reorganization, merger or consolidation to which the Company is a party or sale or other disposition of all or substantially all the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the parent corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the parent corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the initial action of the Board, providing for such Business Combination; or

                          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as a part of a plan of liquidation and dissolution involving a sale or other disposition of all or substantially all the assets of the Company that complies with clauses (i), (ii) and (iii) of paragraph (c) hereof.

                 "CODE" shall mean the Internal Revenue Code of 1986, as in effect on the Effective Date and as thereafter amended.

                 "CONSULTING PERIOD" shall mean the period commencing on June 2, 1999 and ending on June 1, 2000.





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                 "DATE OF TERMINATION" shall mean (i) if the Executive's
employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

                 "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, such agreement as to acceptability by the Executive not to be withheld unreasonably.

                 "DISABILITY EFFECTIVE DATE" shall mean the date so described in Section 4(A).

                 "EFFECTIVE DATE" shall mean January 8, 1997.

                 "EICP" shall mean the Company's Executive Incentive Compensation Plan, as in effect from time to time, or any similar successor plan adopted by the Company.

                 "EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on June 1, 1999.

                 "GOOD REASON" shall mean:

                          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(A), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (ii) any failure by the Company to comply with any of the provisions of Section 3(B), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 3(A)(i) or the Company's failure to provide the residence required by
         Section 3(A)(i);

                          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or





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                          (v)     any failure by the Company to comply with and
         satisfy Section 11(C), provided that the successor described in
         Section 11(C) has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section
         11(C).

                 "LICP" shall mean the Company's Long-Term Incentive Compensation Plan, as in effect from time to time, or any similar successor plan adopted by the Company.

                 "NOTICE OF TERMINATION" shall mean a written notice that (i) indicates the specific termination provision in this Agreement relied upon,
(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice except in the case of a Disability Effective Date).

                 "OTHER BENEFITS" shall mean the amounts so described in
Section 5(A)(v).

                 "PERFORMANCE SHARES" shall mean the shares of Stock so described in Section 3(B)(ii).

                 "SERP" shall mean the Benefit Restoration Plan of the Company.

                 "SPOUSE" shall mean the person who is legally married to the Executive.

                 "STOCK AWARD" shall mean the award made to the Executive pursuant to Section 3(B)(ii).

                 "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit so described in Section 5(A)(iii).

                 "VESTED SHARES" shall mean the shares of Stock so described in
Section 3(B)(ii).

                 "WELFARE BENEFIT CONTINUATION" shall mean the continuation of benefits so described in Section 5(A)(iv).

         2. Employment Period: The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the Employment Period.

         3.      Terms of Employment:

                 A.       Position and Duties:  During the Employment Period:

                          (i) The Executive shall be employed as the Chairman of the Board and Chief Executive Officer of the Company and shall be responsible for the general management of the affairs of the Company. The Executive, in carrying out his duties





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         under this Agreement, shall report only to the Board.  The Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held by, exercised by or assigned to the Executive at the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office which is the headquarters of the Company and is less than 50 miles from such location. It is hereby agreed and understood that the Executive may be required by the Company to move his business office (within the 50-mile limit set forth above) but not his principle place of residence. In the event that the Company requires the Executive to move his main office outside of Harris County, the Company shall provide, at no expense to the Executive, an apartment or townhome in the new location which is commensurate with the Executive's standard of living.

                          (ii) Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                 B.       Compensation:

                          (i) Annual Base Salary: During the Employment Period, the Executive shall receive an Annual Base Salary at a monthly rate at least equal to the monthly base salary paid to the Executive by the Company at the Effective Date. Annual Base Salary shall not be reduced.

                          (ii) Stock Award: The Executive shall be granted, subject to the terms and conditions herein set forth, an award (the "Stock Award") with respect to 300,000 shares of Common Stock, without par value, of the Company ("Stock"), effective as of the Effective Date. The Stock Award shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Executive of the unfunded right to receive shares of Stock of the Company, subject to the following terms and conditions:





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                                  (a)      Executive shall not have any rights
                 as a stockholder in respect of the Stock Award, and the rights of Executive in respect of the shares of Stock deliverable thereunder may not be sold, assigned, transferred, pledged or otherwise encumbered, from the Effective Date unless and until the Executive is registered as the holder of such Stock on the records of the Company following the vesting of the Executive's rights with respect to such Stock Award as provided herein.

                                  (b)      The Executive's right to 150,000
                 shares of Stock (the "Vested Shares") shall vest on June 1, 1999, provided that the Executive has remained in the continuous employment of the Company during the Employment Period. If, during the Employment Period, the Company terminates the Executive's employment for Cause or the Executive voluntarily terminates employment without Good Reason, the Executive shall forfeit all right to receive the Vested Shares as of the Date of Termination. If, during the Employment Period, the Company terminates the Executive's employment without Cause, or the Executive terminates employment for Good Reason, or the Executive's employment terminates by reason of death, Disability or retirement pursuant to Section 5(F), the Executive's right to receive the Vested Shares shall vest as of the Date of Termination.

                                  (c)      The Executive's right to 150,000
                 shares of Stock (the "Performance Shares") shall generally be subject to achievement of certain performance goals as described in this paragraph (c); provided, however, that (1) if, during the Employment Period, the Company terminates the Executive's employment without Cause or the Executive terminates employment for Good Reason, the Executive's right to the Performance Shares shall vest as of the Date of Termination, (2) if, during the Employment Period, the Company terminates the Executive's employment for Cause or the Executive voluntarily terminates employment without Good Reason, the Executive shall forfeit all right to the Performance Shares as of the Date of Termination, and (3) if, prior to the end of the Employment Period and during calendar year 1997, the Executive's employment terminates by reason of death, Disability or retirement pursuant to Section 5(F), the Executive shall forfeit all right to Performance Shares as of the Date of Termination.

                 If, prior to the end of the Employment Period and during calendar year 1998 or 1999, the Executive's employment terminates by reason of death, Disability or retirement pursuant to Section 5(F), (x) the Committee will determine the degree to which the performance goals applicable to the Executive for the LICP performance cycle





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                 commencing in 1997 are expected to be achieved through the end of the year of termination of employment and the number (if any) of Performance Shares to which the Executive would be entitled based upon that level of performance if the Performance Shares had been the Executive's restricted stock award under the LICP for the 1997 LICP performance cycle (without regard to the potential for any award of "Opportunity Shares" under the LICP), (y) effective as of the Date of Termination, the Executive's right to receive a portion of the number of Performance Shares determined under part (x) of this sentence shall vest in the same proportion as the number of days elapsed from and including January 1, 1997 through and including the Date of Termination bears to 881 (the number of days from and including January 1, 1997 through and including May 31, 1999), and (z) effective as of the Date of Termination, the Executive shall forfeit all right to receive the remaining Performance Shares.

                 Upon Executive's completion of the Employment Period without termination of employment, (1) the Committee (within the meaning of the LICP) will determine the degree to which the performance goals applicable to the Executive for the LICP performance cycle commencing in 1997 are expected to be achieved through the end of that performance cycle and (2) effective as of June 1, 1999, the Executive shall have a vested right to receive the number (if any) of Performance Shares to which the Executive would be entitled, based upon the level of performance determined under part (1) of this sentence, if the Performance Shares had been the Executive's restricted stock award for the 1997 LICP performance cycle (without regard to the potential for any award of "Opportunity Shares" under the LICP).

                 The determinations of the Committee under this Section 3(B)(ii)(c) shall be final and binding on all parties.

                                  (d)      Shares of Stock shall be registered
                 in the name of the Executive and certificates representing such shares of Stock shall be delivered to the Executive as soon as practicable following the date on which Executive's right to receive such shares vests. Unless the Company determines otherwise, shares of Stock delivered to the Executive shall consist of shares of Stock theretofore held by the Company in its treasury or by a subsidiary of the Company.

                                  (e)      Dividends shall not be paid to the
                 Executive with respect to any share of Stock prior to the date that such share is registered in the name of the Executive on the books of the Company; provided, however, that an amount equal to the total amount of dividends payable with respect to such share from the Effective Date





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                 through the date that such share is delivered to the Executive
                 (taking into account any adjustments pursuant to the following paragraph (f)) shall be paid to the Executive in cash on the date that the share of Stock is registered in the name of the Executive on the books of the Company.

                                  (f)      The issuance of Stock pursuant to
                 the Stock Award made hereunder shall be subject to the provisions of Sections 13.1, 13.2 and 13.3 of the LICP as though the Stock Award had been granted as a Stock Incentive thereunder. The Company shall make all appropriate adjustments with respect to the Stock Award under Section 13.3 of the LICP on a basis no less favorable to the Executive than corresponding adjustments made with respect to any comparable award or incentive under the LICP or any other incentive plan of the Company in which peer executives participate. Notwithstanding any provision of this Section 3(B)(ii), the Performance Shares shall not in any respect be deemed an award under the LICP.

                          (iii)   Benefit and Bonus Plans:  During the
         Employment Period, except as otherwise set forth in this paragraph
         (iii), the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies. The Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, the Executive salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies. Notwithstanding the foregoing:

                                  (a)      The Executive shall not be granted
                 awards under the Company's Long-Term Incentive Compensation Plan for performance cycles commencing in 1998 or 1999; and

                                  (b)      The Executive shall be entitled to
                 receive a separate monthly supplemental retirement benefit from the Company equal to the excess, if any, of (1) the benefit payable under the Retirement Plan and the SERP based on the benefit accrual formulas and actuarial assumptions in effect at the Effective Date over (2) the Executive's actual benefit (paid or payable) under the Retirement Plan and the SERP. Any such benefit shall commence at the same time and be payable in the same form as the amounts paid under the Retirement Plan and the SERP.





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                          (iv)    Expenses:  During the Employment Period, the
         Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its Affiliated Companies to the extent applicable generally to other peer executives of the Company and its Affiliated Companies.

                          (v) Vacation and Fringe Benefits: During the Employment Period, the Executive shall be entitled to paid vacation and fringe benefits in accordance with the plans, practices, programs and policies of the Company and its Affiliated Companies to the extent applicable generally to other peer executives of the Company and its Affiliated Companies.

                          (vi) Other Perquisites: During the Employment Period, the Executive shall continue to be provided with such perquisites as were provided to the Executive on the Effective Date of this Agreement. Such perquisites shall be reviewed annually by the Compensation Committee of the Board.

         4.      Termination of Employment:

                 A. Death or Disability: The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 15(B) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                 B. Cause: The Company may terminate the Executive's employment during the Employment Period for Cause.

                 C. Good Reason: The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Section 4(C), any good faith determination of Good Reason made by the Executive shall be conclusive.

                 D. Notice of Termination: Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 15(B). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.





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         5.      Obligations of the Company Upon Termination during Employment
                 Period:

                 A.       Good Reason, Other Than for Cause, Death or
Disability: If, during the Employment Period, the Executive shall terminate employment for Good Reason or the Company shall terminate the Executive's employment (excluding a termination for Cause, for Disability or following a Change of Control as described in Section 5(E)), then:

                          (i) the Company shall pay to the Executive in a lump sum in cash (or common stock of the Company with respect to certain payments under the LICP), within 30 days after the Date of Termination, determined without any reduction for the present value of such lump-sum payment, the aggregate of:

                                  (a)      the Annual Base Salary payable to
                 the Executive for the remainder of the Employment Period as if there had been no termination of employment;

                                  (b) all bonuses payable to the Executive for the remainder of the Employment Period as if there had been no termination of employment (including, but not by way of limitation, all bonuses awarded to the Executive under the EICP and the LICP and all bonuses that would have been awarded to the Executive under the EICP and LICP during the remainder of the Employment Period), assuming, for purposes of determining the amount of any bonus, (i) that bonus awards continued to be granted at the levels most recently granted to the Executive prior to the Date of Termination (unless a reduction in the level of any bonus award was the basis for a termination for Good Reason, in which case reference shall be made to the level in effect prior to such reduction) and (ii) that any applicable performance objectives were met at the "target" level; and

                                  (c)      any accrued vacation pay;

         in each case to the extent not theretofore paid (the sum of the amounts described in clauses (a) - (c) above shall be hereinafter referred to as the "Accrued Obligations");

                          (ii) the benefits accrued up to the Date of Termination under the Retirement Plan and the SERP or any successor plan thereto shall commence thereunder in such form and at such time as elected by the Executive in accordance with the terms of said Plans, subject to the requirements of Section 16;

                          (iii) the Company shall pay a separate monthly supplemental retirement benefit equal to the difference between (1) the benefit payable under the Retirement Plan and the SERP or any other successor supplemental and/or excess retirement plan of the Company and its Affiliated Companies providing benefits for the Executive which the Executive would receive if the Executive's employment continued at the compensation level provided for in Section 3(B) for the remainder





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         of the Employment Period, assuming for this purpose that (a) all accrued benefits are fully vested and (b) benefit accrual formulas and actuarial assumptions are no less advantageous to the Executive than those in effect at the Effective Date, and (2) the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP (the amount of such benefit calculated under this Section 5(A)(iii), which shall commence at the same time and be payable in the same form as the amounts described in Section 5(A)(ii), shall be hereinafter referred to as the "Supplemental Retirement Benefit");

                          (iv) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, programs, practices and policies described in Section 3(B)(iii) if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation");

                          (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies as in effect and applicable generally to other peer executives and their families (such other amounts and benefits, payable as described in this paragraph, shall be hereinafter referred to as the "Other Benefits"); provided, however, that the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered or amended so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan of the Company with instructions from the Executive to pay in 15 annual installments shall be paid in said 15 installments commencing on June 1, 2000, notwithstanding any provision of the Deferred Compensation Plan to the contrary; and

                          (vi) the Company shall pay to the Executive in a lump sum in cash, within 30 days after the Date of Termination, the amount it would have contributed as an employer contribution to the tax-qualified Savings Plan of the Company for the remainder of the Employment Period had the Executive contributed at the maximum rate during said period and had the terms of said Savings Plan as in effect on the Effective Date remained unchanged during said remainder of the Employment Period;

                          (vii) the Company shall timely deliver to the Executive all shares of Stock to which he has a vested right pursuant to Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii); and

                          (viii)  the Company shall fulfill the requirements of
         Section 3(B)(iii)(b), Section 5(G)-(I) and Section 16.

                 B. Death: If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's Beneficiary or other legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive's Beneficiary in a lump sum in cash (or common stock of the Company with respect to certain payments under the LICP) within 30 days of the Date of Termination), (ii) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits in accordance with Section 5(A), (iii) the timely delivery of all shares of Stock to which the Executive has a vested right pursuant to Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii), and (iv) fulfillment of the requirements of Section 3(B)(iii)(b), Section 5(H) and Section 16.

                 C. Disability: If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash (or common stock of the Company with respect to certain payments under the LICP) within 30 days of the Date of Termination), (ii) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits in accordance with Section 5(A), (iii) the timely delivery of all shares of Stock to which the Executive has a vested right pursuant to Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii), and (iv) fulfillment of the requirements of
Section 3(B)(iii)(b), Section 5(G)-(I) and Section 16.

                 D. Cause; Other than for Good Reason: If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates employment during the Employment Period (excluding a termination for Good Reason, retirement pursuant to Section 5(F) or termination by reason of death or Disability), this Agreement shall terminate without further obligations to the Executive other than (i) the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, (ii) the timely provision of Other Benefits without regard to the June 1, 2000 installment payment commencement date required by Section 5(A)(v), and (iii) fulfillment of the requirements of Section 3(B)(iii)(b), Sections 5(G)-(I) and
Section 16. Accordingly, the Executive shall forfeit all right to the Stock in accordance with Section 3(b)(ii) and the Executive shall have no right to receive the dividend-related payment described in Section 3(B)(ii). Any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination under this paragraph.

                 E. Change of Control: In the event that (i) the Company terminates the employment of the Executive (excluding a termination for Cause or for Disability), or (ii) the Executive terminates his employment for Good Reason, during the Employment Period and after consummation of a Change of Control, (a) the Company shall pay the Executive, within 30 days after the Date of Termination, an amount equal to the Executive's Base Amount multiplied by
2.99 and (b) the Company shall timely deliver to the Executive all shares of Stock to which he has a vested right pursuant to Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii). Upon such payment and delivery of Stock, this Agreement shall terminate without further obligations to the Executive other than (a) the obligation to pay to the Executive the Annual Base Salary through the Date of Termination to the extent theretofore unpaid, (b) the timely provision of Other Benefits in accordance with Section 5(A), and (c) fulfillment of the requirements of Section 3(B)(iii)(b), Section 5(G)-(I) and
Section 16. Any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination under this paragraph.

                 F. Retirement: If the Executive terminates his employment with the Company by reason of retirement with the consent of the Company during the Employment Period, he shall be entitled to receive under this Agreement, in addition to all other benefits otherwise due from the Company upon retirement, the prompt payment of all benefits due under Section 5(A) had the Executive terminated employment for Good Reason; provided, however, that Executive's rights with respect to the Performance Shares shall be governed by the applicable provisions of Section 3(B)(ii). Furthermore, the Executive shall be entitled until the end of the Employment Period to the prompt reimbursement of all expenses incurred for civic or industry activities undertaken on behalf of the Company which are of a similar nature and scope to those expenses reimbursable by the Company to the Executive on the Effective Date. In this connection, the Executive shall also be afforded reasonable use of any Company aircraft.

                 G. Group Life Insurance: Upon a termination of employment during or at the end of the Employment Period for any reason other than death or for Cause, the Executive may elect to retain the group life insurance coverage provided to the Executive and other employees of the Company under the Group Life Insurance Plan of the Company, and, if the election is made, the Executive shall pay, or reimburse the Company for the cost of, the premiums for such insurance paid by the Company at the same rate charged active employees of the Company for similar coverage utilizing the same method or procedure for calculating the premium as in effect and applicable for the Executive as of the date of execution hereof. Such right to maintain group coverage shall be in the minimum amount of three times Annual Base Salary and shall continue for the life of the Executive. It is hereby understood and agreed that there shall be no increase in said premium because of any reallocation due to age or risk that may occur after the date of execution hereof.

                 H. Salary Continuation Plan: Upon a termination of employment during the Employment Period for any reason, the Company hereby agrees that the Executive shall be fully vested in the benefit provided under the Salary Continuation Plan, as in effect on the Effective Date, and that the benefit payable thereunder shall be based on his Annual Base Salary as provided in Section 3(B)(i).

                 I. Office: Upon a termination of employment during the Employment Period for any reason other than death or for Cause, the Company shall provide the Executive with suitable executive office space and secretarial help at an acceptable location outside the premises of any Company location. Such office and secretary shall be provided the Executive until such time as mutually agreed by the parties to be no longer necessary.

         6. Consulting Period and Duties: The Company and the Executive agree that, upon completion of the Employment Period, the Company shall retain the services of the Executive as a consultant during the Consulting Period in accordance with the terms and provisions of this Agreement. During the Consulting Period, the Executive shall provide such consultation and advice in connection with the Company's business as the Company may reasonably request; provided, however, that the Executive shall have no obligation to devote more than 40 hours per month to such consultation. In consideration of the Executive's agreement to make himself available to provide the consulting services described herein, the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered or amended so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan of the Company with instructions from the Executive to pay in 15 annual installments shall commence on June 1, 2000, notwithstanding any provision of the Deferred Compensation Plan to the contrary. Should the Executive refuse to provide such consulting services at any time during the Consulting Period for any reason not beyond the control of the Executive, such installments shall immediately commence upon the expiration of 60 days following the Executive's receipt of written notice from the Company of his failure to fulfill his obligations hereunder during which the Executive does not cure such failure.

         7. Non-Exclusivity of Rights: Except as provided in Section 5, nothing in this Agreement shall prevent or limit the Executive's continuing or further participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8.      Full Settlement; Resolution of Disputes:

                 A. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(A)(iv), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. In addition and to the extent not already provided by the terms of any insurance policy owned by the Company, the Company hereby agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any litigation or other legal action filed against the Executive or his estate arising out of, or in any way connected with or resulting from, actions taken or omitted to be taken by the Executive during his employment with the Company.

                 B. If there shall be any dispute between the Company and the Executive regarding (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 5(A) as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

         9.      Certain Reduction of Payments by the Company:

                 A. Notwithstanding anything to the contrary in this Agreement, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any reduction required under this
Section 9) (a "Payment") would be non-deductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) such that such aggregate present value of Payments equals the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be non-deductible by the Company because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                 B.       All determinations required to be made under this
Section 9 (excluding determinations of any legal issues relevant to this Section 9, which shall be made by regular outside counsel to the Company) shall be made by Deloitte &Touche (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination. In the event that the Accounting Firm is serving as accountant or auditor for any individual, entity or group (other than the Company) effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). Any such determination by the Accounting Firm (and any such legal determination by regular outside counsel to the Company) shall be binding upon the Company and the Executive. All fees and expenses of the Accounting Firm and regular outside counsel to the Company shall be borne by the Company. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Executive does not make such determination within 10 business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such Payments as are then due to the Executive and shall promptly pay to or distribute to or for the benefit of the Executive such Payments as become due to the Executive.

                 C.       As a result of the uncertainty in the application of
Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company that should not have been made ("Overpayment") or that additional Payments which will have not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company (or if paid by the Executive to the Company shall be returned to the Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         10. Confidential Information: The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         11.     Successors:

                 A. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                 B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                 C. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         12. Source of Payments: All payments provided in this Agreement shall, unless the plan or program pursuant to which they are made provide otherwise, be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         13. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and the Executive, except that this Agreement shall not affect or operate to reduce
(a) any benefit or compensation inuring to the Executive of a kind elsewhere provided and not expressly provided or modified in this Agreement or (b) the agreements of the Company set forth in that certain letter to the Executive from John T. Cater, as Chairman of the Compensation Committee of the Board, dated November 28, 1995, regarding the Executive's service with the World Energy Council. Specifically, but not by way of limitation, this Agreement supersedes and replaces that certain amended and restated Employment Agreement between the parties, dated June 4, 1994.

         14. Consolidation, Merger or Sale of Assets: Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder; provided that no such action shall diminish the Executive's rights hereunder, including, without limitation, rights under
Section 4(C). Upon such a consolidation, merger or transfer of assets in assumption, the term "Company" as used herein shall mean such other corporation.

         15.     Miscellaneous:

                 A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                 B. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified-mail, return receipt requested, postage prepaid, addressed as follows:


    If to the Executive:     Don D. Jordan
                             5 Stayton Circle
                             Houston, Texas  77024


    If to the Company:       Houston Industries Incorporated
                             P.O. Box 4567
                             Houston, Texas  77210

                             ATTENTION:   Mr. Hugh Rice Kelly
                                          Vice President, General Counsel
                                           and Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                 C. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 D. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 E. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(C), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 F. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 G. Contemporaneously with execution of this Agreement, the Executive shall be furnished a certified copy of a resolution of the Board of Directors authorizing the execution and delivery of this Agreement.

         16. Deferred Compensation Plan and SERP Payments: Notwithstanding any provision herein or any provision of the Deferred Compensation Plan of the Company to the contrary, the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan with instructions from the Executive to pay in 15 annual installments (a) shall be paid in said 15 installments, (b) shall remain in said Plan earning interest at the rate prescribed therein until installment distributions commence, (c) shall commence at the time provided herein (or, if not provided for herein, at the time provided in said Plan) and (d) shall not be commuted and paid in a lump sum. Notwithstanding any provision of this Agreement or any provision of the SERP to the contrary, the Company and the Board hereby agree to cause the SERP to be administered so that no benefit payable to or on behalf of the Executive under the SERP may be commuted and paid in a lump sum.

                 IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                             HOUSTON INDUSTRIES INCORPORATED



                             By     /s/ John T. Cater
                               ------------------------------------------------
                                  John T. Cater, Chairman of Compensation
                                     Committee of the Board of Directors


                             EXECUTIVE


                                  /s/ Don D. Jordan
                             --------------------------------------------------
                             Don D. Jordan